Exhibit C

         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co. has an interest herein.


                            UNITED STATES OF AMERICA

                              STATE OF MISSISSIPPI


No. R-1                                                            $13,520,000

                    MISSISSIPPI BUSINESS FINANCE CORPORATION
             SOLID WASTE DISPOSAL FACILITIES REVENUE REFUNDING BOND,
                                   SERIES 1998
                       (MISSISSIPPI POWER COMPANY PROJECT)


                                TYPE OF INTEREST
MATURITY DATE         DATED DATE             CUSIP                 RATE PERIOD

 May 1, 2028         May 12, 1998          60527MAJ8                  Daily


REGISTERED OWNER: CEDE & CO.

PRINCIPAL AMOUNT: $13,520,000

         Mississippi Business Finance Corporation (the "Issuer"), a public corporation duly created and validly existing under the Constitution and laws of the State of Mississippi, for value received, hereby promises to pay, solely from the sources described in this Bond, to the Registered Owner identified above, or registered assigns, on the Maturity Date stated above (or if this Bond is called for earlier redemption as described herein, on the redemption date) the principal amount identified above and to pay interest as provided in this Bond.

         1. Indenture; Agreement. This Bond is one of the bonds (the "Bonds"), limited to $13,520,000 in aggregate principal amount, issued under the Trust Indenture dated as of May 1, 1998 (the "Indenture"), between the Issuer and Hancock Bank, Gulfport, Mississippi, as trustee (the "Trustee"). The terms of the Bonds include those in the Indenture and those contained herein. Bondholders are referred to the Indenture for a statement of certain of those terms. When used with reference to the Bonds, the term "principal" includes any premium payable on those Bonds. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Indenture.

         The Issuer has entered into a Loan Agreement dated as of May 1, 1998 (the "Agreement") with Mississippi Power Company, a Mississippi corporation (the "Company"). Under the provisions of the Agreement the Issuer has loaned the proceeds of the Bonds of this series to the Company (the "Loan"). In order to evidence the Loan and the Company's obligation to repay the same, the Company has executed and delivered its non-negotiable promissory note (the "Note"). The Note provides for the repayment by the Company of the Loan, including interest thereon, in installments sufficient to pay the principal of, purchase price and premium, if any, and interest on the Bonds as the same shall become due and payable, and the Agreement further obligates the Company to pay the cost of operating, maintaining and repairing the Project (as hereinafter defined). The Note provides that the payments thereunder shall be paid directly to the Trustee as assignee of the Issuer. The Issuer has assigned its rights to such payments under the Agreement and the Note to the Trustee as security for the Bonds. The proceeds of the Bonds will be used to refund certain outstanding revenue bonds issued by Jackson County, Mississippi (the "County") to finance the interest of the Company in certain solid waste disposal facilities (the "Project") located at the Victor J. Daniel, Jr. steam electric generating plant (the "Plant") in the County.

         The Indenture, the Agreement and the Note may be amended, and references to them include any amendments.

         The Issuer has established a book-entry only system of registration for the Bonds (the "Book-Entry System"). Except as specifically provided otherwise in the Indenture, a Securities Depository (or its nominee) will be the registered owner of this Bond. By acceptance of a confirmation of purchase, delivery or transfer, the Beneficial Owner (if any) of this Bond shall be deemed to have agreed to this arrangement. If the Securities Depository (or its nominee) is the registered owner of this Bond, it shall be treated as the owner of it for all purposes.

         2. Source of Payments. The principal of, premium, if any, and interest on the Bonds are limited obligations of the Issuer and, as provided in the Indenture, are payable solely and only from payments derived from the Agreement, the Note and from any other moneys held by the Trustee under the Indenture for such purpose. The Bonds are issued pursuant to and in full compliance with the Constitution and laws of the State of Mississippi, particularly the provisions of Sections 57-10-201 et seq., Mississippi Code of 1972, as amended and supplemented, including particularly Section 57-10-213, and pursuant to resolutions adopted by the Issuer on March 18, 1998 and April 15, 1998, which resolutions authorize the execution and delivery of the Bonds, the Agreement and the Indenture. The Bonds and the interest thereon are limited special obligations of the Issuer and are payable solely from the revenues and other amounts derived from the Agreement and the Note and are secured as set forth in the Indenture. The Bonds and the interest thereon shall not be deemed to constitute a debt, liability or obligation of the Issuer or the State of Mississippi or any political subdivision thereof, or a pledge of the faith and credit of the Issuer or the State of Mississippi or any political subdivision thereof, but the Bonds shall be payable solely from the revenues provided therefor as herein described and the Issuer is not obligated to pay principal of the Bonds or premium, if any, or the interest thereon or other costs incident thereto except from the revenues and proceeds pledged therefor and neither the faith and credit nor the taxing power of the Issuer or the State of Mississippi or any political subdivision thereof is pledged to the payment of the principal of or the premium, if any, or interest on this Bond. No covenant or agreement contained in the Indenture shall be deemed to be a covenant or agreement of any member, officer, agent or employee of the Issuer in his individual capacity and no member of the Board of Directors of the issuer nor any officer of the Issuer executing this Bond shall be liable personally on the Bonds or be subject to any personal liability in connection with the issuance of this Bond.

         Payments under the Note sufficient for the prompt payment when due of the principal of and premium, if any, and interest on the Bonds are to be paid to the Trustee by the Company for the account of the Issuer and deposited in the Bond Fund as defined in and created under the Indenture which special fund is pledged to and charged with the payment of the principal of and premium, if any, and interest on the Bonds and such amounts to be paid thereunder have been duly pledged and assigned for that purpose. In addition, substantially all other rights of the Issuer under the Agreement have also been assigned to the Trustee to secure payment of the principal of and premium, if any, and interest on the Bonds issued under the Indenture.

         3. Interest Rate. Interest on this Bond will be paid at the lesser of
(a) a Daily Rate, a Weekly Rate, a Commercial Paper Rate or a Long-Term Interest Rate as selected by the Company and as determined in accordance with the Indenture and (b) 13% per annum. Interest will initially be payable at a Daily Rate as set forth in the Indenture. The Company may change the interest rate determination method from time to time. A change in the method will result in mandatory redemption of the Bonds (see "Redemption" below). While there exists an Event of Default under the Indenture, the interest rate on the Bonds will be the rate on the Bonds on the day before the Event of Default occurred, except that if interest on any Bond was then payable at a Commercial Paper Rate, the default rate for all Bonds then bearing interest at a Commercial Paper Rate will be the highest Commercial Paper Rate then in effect for any Bond.

         When interest is payable at a Daily, Weekly or Commercial Paper Rate, it will be computed on the basis of the actual number of days elapsed over a year of 365 days (366 in leap years), and when payable at a Long-Term Interest Rate on the basis of a 360-day year of twelve 30-day months. Interest on overdue principal and, to the extent lawful, on overdue premium and interest will be payable at the rate on the Bonds on the day before the default occurred.

         4. Interest Payment and Record Dates. Interest will accrue on the unpaid portion of the principal of this Bond from the Dated Date stated above and thereafter from the Interest Payment Date (as hereinafter defined) next preceding the date of authentication hereof to which interest has been paid or duly provided for, unless the date of authentication hereof is an Interest Payment Date to which interest has been paid or duly provided for, in which case from the date of authentication hereof, or unless no interest has been paid or duly provided for on the Bonds of this series, in which case from said Dated Date; provided, however, that if the date of authentication is between the Record Date (as hereinafter defined) for any Interest Payment Date and such Interest Payment Date, then interest will accrue from such Interest Payment Date or, if the Company shall default in payment of the interest due on such Interest Payment Date, then from the next preceding Interest Payment Date to which interest has been paid or duly provided for, or if no interest has been paid or duly provided for, then from said Dated Date. When interest is payable at the rate in the first column below, interest accrued during the period (an "Interest Period") shown in the second column will be paid on the date (an "Interest Payment Date") in the third column to holders of record on the date (a "Record Date") in the fourth column:

                              INTEREST PAYMENT DATE

RATE         INTEREST PERIOD                                  RECORD DATE
Daily*       Calendar month               Fifth Business Day  Last Business Day
                                          of the next month   of the month
Weekly*      Calendar month               First Business Day  Last Business Day
                                          of the next month   before Interest
                                                              Payment Date
Commercial   From 1 to 365 days           Day after the last  Last Business Day
Paper        as determined for each       day of Commercial   before Interest
             Bond pursuant to Section     Paper Period        Payment Date
             2.02(a)(3) of the Indenture
             ("Commercial Paper Period")
Long-Term**  Six-month period or portion  Next day (May 1 or  Fifteenth of the
             thereof ending the last      November 1)         month before the
             day of April or October                          Interest Payment
                                                              Date(April 15 or
                                                              October 15)***

_______________________________-

* If there shall be a change from a Daily Rate or a Weekly Rate on a day other than the first day of a calendar month, the then current Interest Period relating to such Daily Rate or Weekly Rate shall end on the day immediately preceding the date on which the new interest rate on the Bonds shall become effective, which date in the case of a change from a Weekly Rate, shall be the Interest Payment Date for such Interest Period, for which the Record Date shall be the immediately preceding Business Day; but in the case of a change from a Daily Rate, the Interest Payment Date for such Interest Period shall be the fifth Business Day after the last day of such Interest Period, for which the Record Date shall be the last Business Day of such Interest Period. If such new interest rate shall be a Daily Rate or a Weekly Rate, the first Interest Period relating thereto shall begin on the effective date of such new interest rate and end on the last day of the then current calendar month, for which the Interest Payment Date and the Record Date shall be as prescribed in this Table.

** If there shall be a change from a Long-Term Interest Rate on a day other than the day after the last day of the then current Long-Term Interest Rate Period, or if there shall be an early termination of such Long-Term Interest Rate Period and a new Long-Term Interest Rate shall be set, such Long-Term Interest Rate Period shall end on the day immediately preceding the date on which the new interest rate shall become effective, which date shall be the Interest Payment Date for such Long-Term Interest Rate Period, for which the Record Date shall be 15 days prior to such Interest Payment Date or, if sooner, the first day of such Long-Term Interest Rate Period. If such new interest rate shall be a Daily Rate or a Weekly Rate, the first Interest Period relating thereto shall begin on the effective date of such new interest rate and end on the last day of the then current calendar month, for which the Interest Payment Date and the Record Date shall be as prescribed in this Table.


***If an Interest Payment Date occurs less than 15 days after the first day of a Long-Term Interest Rate Period, the first day of such Long-Term Interest Rate Period is the Record Date for such Interest Payment Date.

"Business Day" is defined in the Indenture. Payment of defaulted interest will be made to holders of record as of the fifth-to-last Business Day before payment.

         5. Method of Payment. Holders must surrender Bonds to the Trustee to collect principal at maturity or upon redemption. (See "Tenders" below for the payment of purchase price of tendered Bonds.) Interest on Bonds bearing interest at a Commercial Paper Rate is payable only upon presentation of such Bonds to the Trustee. Interest on Bonds bearing interest at a Daily, Weekly or Long-Term Interest Rate will be paid to the registered holder hereof as of the Record Date by check mailed by first-class mail on the Interest Payment Date to such holder's registered address. A holder of $1,000,000 or more in principal amount of Bonds may be paid interest at a Daily, Weekly or Commercial Paper Rate by wire transfer in immediately available funds to an account in the continental United States if the holder makes a written request of the Trustee (in form satisfactory to the Trustee) at least two Business Days before the Record Date specifying the account address. The notice may provide that it will remain in effect for later interest payments until changed or revoked by another written notice. Principal and interest will be paid in money of the United States that at the time of payment is legal tender for payment of public and private debts or by checks or wire transfers payable in such money. If any payment on the Bonds is due on a non-Business Day, it will be made on the next Business Day, and no interest will accrue as a result.

         6. Tenders. "Tender" means to require, or the act of requiring, the Trustee to purchase a Bond at the holder's option under the provisions of this
Section 6 at 100% of the principal amount plus interest accrued to the date of purchase. During a Daily Rate Period, if a Bond is tendered after the Record Date and before the Interest Payment Date for that Interest Period, the Trustee will pay (but only from funds available therefor as provided in the Indenture) a purchase price of principal plus interest accruing after the last day of that Interest Period. The holder will receive interest for that Interest Period by check or wire transfer as described in Section 5 above.

         Daily Rate Tender. When interest on the Bonds is payable at a Daily Rate and a Book-Entry System is in effect, a Beneficial Owner (through its direct Participant in the Securities Depository) may tender his interest in a Bond (or portion of Bond) by delivering an irrevocable written notice or an irrevocable telephone notice, promptly confirmed in writing, to the Trustee (any such telephone notice to be delivered to a trust officer of the Trustee) and an irrevocable notice by telephone, telegraph or facsimile transmission to the Remarketing Agent, in each case by 11:00 a.m., New York City time, on a Business Day, stating the principal amount of the Bond (or portion of Bond) being tendered, payment instructions for the purchase price and the Business Day (which may be the date the notice is delivered) the Bond (or portion of Bond) is to be purchased. The Beneficial Owner shall effect delivery of such Bonds by causing such direct Participant to transfer its interest in the Bonds equal to such Beneficial Owner's interest on the records of the Securities Depository to the participant account of the Trustee or its agent with the Securities Depository. Any notice received by the Trustee after 11:00 a.m., New York City time, shall be deemed to have been given on the next Business Day.

         When interest on the Bonds is payable at a Daily Rate and a Book-Entry System is not in effect, a holder of a Bond may tender the Bond (or portion of Bond) by delivering the notices as described above (which shall include the certificate number of the Bond), and shall also deliver the Bond to the Trustee by 1:00 p.m., New York City time, on the date of purchase (see additional requirements below).

         Weekly Rate Tender. When interest on the Bonds is payable at a Weekly Rate and a Book-Entry System is in effect, a Beneficial Owner (through its direct Participant in the Securities Depository) may tender his interest in a Bond (or portion of Bond) by delivering an irrevocable written notice or an irrevocable telephone notice, promptly confirmed in writing, to the Trustee (any such telephone notice to be delivered to a trust officer of the Trustee) and an irrevocable notice by telephone, telegraph or facsimile transmission to the Remarketing Agent, in each case prior to 5:00 p.m., New York City time on a Business Day stating the principal amount of the Bond (or portion of Bond) being tendered, payment instructions for the purchase price, and the date, which must be a Business Day at least seven days after the notice is delivered, on which the Bond (or portion of Bond) is to be purchased. The Beneficial Owner shall effect delivery of such Bonds by causing such direct Participant to transfer its interest in the Bonds equal to such Beneficial Owner's interest on the records of the Securities Depository to the participant account of the Trustee or its agent with the Securities Depository.

         When interest on the Bonds is payable at a Weekly Rate and a Book-Entry System is not in effect, a holder of a Bond may tender the Bond (or portion of Bond) by delivering the notices as described above (which shall include the certificate number of the Bond), and shall also deliver the Bond to the Trustee by 1:00 p.m., New York City time, on the date of purchase (see additional requirements below).

         Payment of Purchase Price. The purchase price for a tendered Bond will be paid in immediately available funds to the registered owner of the Bond by the close of business on the date of purchase.

         7. Delivery Address; Additional Delivery Requirements. Notices in respect of tenders and Bonds tendered must be delivered to the Trustee, and notices in respect of tenders must be delivered to the Remarketing Agent, as provided in the Indenture.

         All tendered Bonds must be accompanied by an instrument of transfer satisfactory to the Trustee, executed in blank by the registered owner or his duly authorized attorney, with the signature guaranteed by an eligible guarantor institution.

         Limitation on Tenders. No Bonds may be tendered while they bear interest at a Commercial Paper Rate or a Long-Term Interest Rate.

         Irrevocable Notice Deemed to be Tender of Bond; Undelivered Bonds. The giving of notice by the registered owner of a Bond as provided in Section 6 constitutes the irrevocable tender for purchase of each Bond (or portion) with respect to which such notice was given, irrespective of whether such Bond was delivered as provided in Section 6. The determination of the Trustee as to whether a notice of tender has been properly delivered shall be conclusive and binding upon the Bondholders.

         The Trustee may refuse to accept delivery of any Bond for which a proper instrument of transfer has not been provided. If any owner of a Bond who gave notice fails to deliver his Bond to the Trustee at the place and on the applicable date and time specified, or fails to deliver his Bond properly endorsed, his Bond shall constitute an undelivered Bond as described in the Indenture. BY ACCEPTANCE OF THIS BOND, THE OWNER AGREES TO SELL AND SURRENDER THIS BOND, PROPERLY ENDORSED, TO THE TRUSTEE AFTER THE GIVING OF IRREVOCABLE NOTICE OF TENDER FOR PURCHASE AS DESCRIBED ABOVE.

         8. Redemptions. As provided below, the Company has the right to purchase Bonds in lieu of certain redemptions. BY ACCEPTANCE OF THIS BOND, THE OWNER AGREES TO SELL AND SURRENDER THIS BOND, PROPERLY ENDORSED, TO THE COMPANY IN LIEU OF REDEMPTION UNDER THE CONDITIONS DESCRIBED BELOW. All redemptions and purchases in lieu of redemption will be made in funds immediately available on the redemption or purchase date and will be at a redemption or purchase price of 100% of the principal amount of the Bonds being redeemed or purchased (unless a premium is required as provided below) plus interest accrued to the redemption or purchase date, except that interest accruing at a Daily Rate will be paid on the fifth Business Day following the redemption or purchase date. Bonds tendered for purchase on a date after a call for redemption but before the redemption date will be purchased pursuant to the tender. No purchase of Bonds by the Company or advance use of any funds to effectuate any such purchase shall be deemed to be a payment or redemption of the Bonds or of any portion thereof and such purchase will not operate to extinguish or discharge the indebtedness evidenced by such Bonds.

         Optional Redemption at a Premium During Long-Term Interest Rate Period. During any Long-Term Interest Rate Period, if the Long-Term Interest Rate Period is less than or equal to five years, the Bonds will not be redeemable pursuant to this provision during the Long-Term Interest Rate Period.

         If the Long-Term Interest Rate Period is greater than five years, the Bonds will not be redeemable for five years after the date on which the Bonds begin to bear interest at the Long-Term Interest Rate. After the five year no-call period, the Bonds may be redeemed or purchased by the Company in lieu of redemption at any time in whole or in part at 102% of their principal amount. The premium will decline every year on the anniversary of the date on which the Bonds begin to bear interest at the Long-Term Interest Rate, by one percentage point until the Bonds are redeemable without premium.

         As an alternative to and in lieu of the foregoing redemption provisions, if, with respect to any Long-Term Interest Rate Period, a Favorable Opinion of Tax Counsel is delivered to the Trustee not later than the date of the establishment of such Long-Term Interest Rate Period, the Bonds may be redeemed or purchased by the Company in lieu of redemption during such Long-Term Interest Rate Period at the option of the Company in whole or in part at any time after a no-call period, if any, established by the Remarketing Agent, at the percentages of their principal amount, plus accrued interest, as follows: the Remarketing Agent shall, given the duration of the Long-Term Interest Rate Period, determine and inform the Trustee and the Company, on a date which is no later than the establishment of the Long-Term Interest Rate, the periods during which the Bonds shall not be subject to redemption or purchase by the Company in lieu of redemption (the "Call Protection Period"), the premium or premiums payable upon redemption or purchase by the Company in lieu of redemption (the "Call Premiums"), if any, applicable to the redemption or purchase by the Company in lieu of redemption of Bonds after the Call Protection Period, and the period or periods during which the Call Premiums shall be effective (the "Call Premium Periods") necessary to establish the Long-Term Interest Rate. Such Call Protection Period, Call Premiums and Call Premium Periods shall be established in accordance with optional call redemption provisions which, in the judgment of the Remarketing Agent, are generally accepted as the standard features for obligations such as the Bonds, given the length of the Long-Term Interest Rate Period.

         Extraordinary Optional Redemption. The Bonds are subject to redemption in whole at any time upon receipt by the Trustee and the Issuer of a written notice from the Company stating that the Company has determined that:

                  (i) Any federal, state or local body exercising governmental or judicial authority has taken any action which results in the imposition of unreasonable burdens or excessive liabilities with respect to the Project or the Plant, rendering impracticable or uneconomical the operation of either, including, without limitation, the condemnation or taking by eminent domain of all or substantially all of the Project or the Plant; or

                  (ii) Changes in the economic availability of raw materials, operating supplies or facilities or technological or other changes have made the continued operation of the Plant as an efficient generating facility uneconomical; or

                  (iii) The Project or the Plant has been damaged or destroyed to such an extent that it is not practicable or desirable to rebuild, repair or restore the Project or the Plant.

         If the Issuer shall have received such notice by the Company, the Issuer, upon request of the Company, shall give written notice to the Trustee directing the Trustee to take all action necessary to redeem the outstanding Bonds in whole and on a date specified in such notice, which date shall be not less than forty-five (45) nor more than ninety (90) days from the date the notice is received by the Trustee.

         Optional Redemption During Daily or Weekly Rate Period. When interest on the Bonds is payable at a Daily or Weekly Rate, the Bonds may be redeemed in whole or in part at the option of the Company, on any Business Day.

         Mandatory Redemption at Beginning of a New Long-Term Interest Rate Period. When the Bonds bear interest at a Long-Term Interest Rate and a new Long-Term Interest Rate is to be determined, the Bonds will be redeemed or purchased by the Company in lieu of redemption on the effective date of the new Long-Term Interest Rate. In the case of a change prior to the day originally established as the day after the last day of a Long-Term Interest Rate Period, the Bonds will be redeemed or purchased at the percentage of their principal amount which would be payable upon the applicable redemption or purchase in lieu thereof described under "Optional Redemption at a Premium During Long-Term Interest Rate Period" above.

         Mandatory Redemption on Each Interest Payment Date During Commercial Paper Mode. When Bonds bear interest at a Commercial Paper Rate, each Bond will be redeemed or purchased by the Company in lieu of redemption on the Interest Payment Date for such Bond. If Bonds are scheduled to be redeemed under the following paragraph, the Bonds will be called under, and redemption will be governed by, that paragraph and not this paragraph.

         Mandatory Redemption Upon a Change in the Method of Determining the Interest Rate on the Bonds. On the effective date of the change in the method of determining the interest rate on the Bonds (the four methods being Daily, Weekly, Commercial Paper or Long-Term Interest Rates) the Bonds will be redeemed or purchased by the Company in lieu of redemption on the effective date of such change. Any such redemption or purchase shall be at a price equal to 100% of the principal amount of the Bonds, except that in the case of a change prior to the day originally established as the day after the last day of a Long-Term Interest Rate Period, the Bonds will be redeemed or purchased at the percentage of their principal amount which would be payable upon the applicable redemption or purchase in lieu thereof described under "Optional Redemption at a Premium During Long-Term Interest Rate Period" above.

         Notice of Redemption. At least 30 days before each redemption (except "Mandatory Redemption on Each Interest Payment Date During Commercial Paper Mode" described above, for which no notice will be given), the Trustee will mail a notice of redemption by first-class mail to each Bondholder at the holder's registered address. Failure to give any required notice of redemption as to any particular Bonds, or any defect therein, will not affect the validity of the call for redemption of any Bonds in respect of which no failure or defect occurs. Any notice mailed as provided in this paragraph shall be effective when sent and will be conclusively presumed to have been given whether or not actually received by the addressee.

         Effect of Notice of Redemption. When notice of redemption is required and given, and when Bonds are to be redeemed without notice, Bonds called for redemption become due and payable on the redemption date at the applicable redemption price, subject to the Company's right to purchase Bonds as provided above; in such case when funds are deposited with the Trustee sufficient for redemption or for purchase, interest on the Bonds to be redeemed or purchased ceases to accrue as of the date of redemption or purchase.

         9. Denominations; Transfer; Exchange. The Bonds may be issued in registered form without coupons in denominations as follows: (1) when interest is payable at a Daily, Weekly or Commercial Paper Rate, $100,000 or any integral multiple thereof; and (2) when interest is payable at a Long-Term Interest Rate, $5,000 and integral multiples of $5,000 thereafter. A holder may register the transfer of or exchange Bonds in accordance with the Indenture. The Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Except in connection with the purchase of Bonds tendered for purchase or purchased in lieu of redemption, the Trustee will not be required to register the transfer of or exchange any Bond which has been called for redemption or during the period beginning 15 days before the mailing of notice calling the Bonds or any portion of the Bonds for redemption and ending on the redemption date.

         10. Persons Deemed Owners. The registered holder of this Bond shall be treated as the owner of it for all purposes.

         11. Funds in Trust; Unclaimed Funds. All moneys which the Trustee shall have withdrawn from the Bond Fund or shall have received from any other source and set aside, or deposited with the paying agents, for the purpose of paying any of the Bonds hereby secured, either at the maturity thereof or upon call for redemption, shall be held in trust for the respective holders of such Bonds. But any moneys which shall be so set aside or deposited by the Trustee and which shall remain unclaimed by the holders of such Bonds for a period of six (6) years after the date on which such Bonds shall have become due and payable shall upon request in writing be paid to the Company or to such officer, board or body as may then be entitled by law to receive the same, and thereafter the holders of such Bonds shall look only to the Company or to such officer, board or body, as the case may be, for payment and then only to the extent of the amount so received without any interest thereon, and the Trustee, the Issuer and the paying agents shall have no responsibility with respect to such moneys.

         12. Discharge Before Redemption or Maturity. If the Company at any time deposits with the Trustee money or Government Obligations as described in the Indenture sufficient to pay at redemption or maturity principal of and interest on the outstanding Bonds, and if the Company also pays all other sums then payable by the Company under the Indenture, the lien of the Indenture will be discharged. After discharge, Bondholders must look only to the deposited money and securities for payment. Government Obligations are securities backed by the faith and credit of the United States or securities evidencing ownership interest in such full-faith and credit securities.

         13. Amendment, Supplement, Waiver. Subject to certain exceptions, the Indenture, the Agreement or the Bonds may be amended or supplemented, and any past default or compliance with any provision may be waived, with the consent of the holders of a majority in principal amount of the Bonds then outstanding. Any such consent shall be irrevocable and shall bind any subsequent owner of this Bond or any Bond delivered in substitution for this Bond. Without the consent of any Bondholder, the Issuer may amend or supplement the Indenture, the Agreement or the Bonds as described in the Indenture, among other things, to cure any ambiguity, omission, defect or inconsistency, to provide for uncertificated Bonds in addition to or in place of certificated Bonds, to provide for a Book-Entry System for the Bonds or to make any change that does not materially adversely affect the rights of any Bondholder.

         14. Defaults and Remedies. The Indenture provides that the occurrences of certain events constitute Events of Default. If an Event of Default occurs and is continuing, the Bonds may become or may be declared immediately due and payable, as provided in the Indenture. An Event of Default and its consequences may be waived as provided in the Indenture. Bondholders may not enforce the Indenture or the Bonds except as provided in the Indenture. Except as specifically provided in the Indenture, the Trustee may refuse to enforce the Indenture or the Bonds unless it receives indemnity satisfactory to it. Subject to certain limitations, holders of a majority in principal amount of the Bonds then outstanding may direct the Trustee in its exercise of any trust or power.

         15. No Recourse Against Others. A member, director, officer or employee, as such, of the Issuer shall not have any liability for any obligations of the Issuer or the Company under the Bonds or the Indenture or for any claim based on such obligations or their creation. Each Bondholder by accepting a Bond waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Bond.

         16. Authentication. This Bond shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the certificate of authentication hereon shall have been duly executed by the Trustee.

         17. Abbreviations. Customary abbreviations may be used in the name of a Bondholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         A copy of the Indenture may be inspected at the corporate trust office of the Trustee located at 2510 14th Street, 1 Hancock Plaza, Gulfport, Mississippi 39501.

         IT IS HEREBY CERTIFIED, RECITED AND DECLARED that all acts, conditions and things required to exist, happen and be performed precedent to and in the execution and delivery of the Indenture and the issuance of this Bond do exist, have happened and have been performed in due time, form and manner as required by law.

         IN WITNESS WHEREOF the Mississippi Business Finance Corporation has caused this Bond to be executed in its name by its Executive Director by his manual or facsimile signature and attested by the manual or facsimile signature of its Secretary and its corporate seal to be hereunto affixed or printed hereon.


                                        MISSISSIPPI BUSINESS FINANCE CORPORATION


                                        By:
                                                     Executive Director
Attest:



         Secretary

                          CERTIFICATE OF AUTHENTICATION

         This Bond is one of the Bonds of the series designated therein and issued under the provisions of the within-mentioned Indenture.

                                                     HANCOCK BANK,
                                                     as Trustee


Date:_____________________          By:
                                                 Authorized Signature


                                         [FORM OF VALIDATION CERTIFICATE]

                                           (To be endorsed on all Bonds)


STATE OF MISSISSIPPI
COUNTY OF HINDS

         The undersigned, Secretary of the Issuer, hereby certifies that the within Mississippi Business Finance Corporation Solid Waste Disposal Facilities Revenue Refunding Bond, Series 1998 was validated and confirmed by decree of the Chancery Court of the First Judicial District of Hinds County, Mississippi rendered on the 5th day of May, 1998.


(SEAL)
                                                  Secretary of Mississippi
                                                Business Finance Corporation

The following abbreviations, when used in the inscription on the face of the within Bond, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM- as tenants      UNIF GIFT MIN ACT- _______ Custodian ________
         in common                           (Cust)           (Minor)
TEN ENT- as tenants by the
         entireties                   under Uniform Gifts to
JT TEN-  as joint tenants             Minors Act
         with right of
         survivorship and             ________________________
         not as tenants                     (State)
         in common

Additional abbreviations may also be used though not in list above.


                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto


         PLEASE INSERT SOCIAL SECURITY OR
         OTHER IDENTIFYING NUMBER OF ASSIGNEE






                                 (Name and Address of Assignee)


the within Bond and does hereby irrevocably constitute and appoint ______________________ attorney to transfer the said Bond on the books kept for registration thereof with full power of substitution in the premises.

Dated:_____________________________

Signature guaranteed:
------------------------------

Medallion Number:_____________
*Signature(s) must be guaranteed by an eligible guarantor NOTICE: The signature to this assignment must institution which is a member of a recognized signature correspond with the name of the registered owner as it guarantee program, i.e. Securities Transfer Agents appears upon the face of the within Bond in every Medallion Program (STAMP), or New York Stock Exchange particular, without alteration or enlargement or any Medallion Signature Program (MSP). change whatever.